Exhibit 99.1

Jabil Posts Second Quarter Results

Quarter Reflects Strength in Specialized Services Strategy

St. Petersburg, FL – March 20, 2012. Jabil Circuit, Inc. (NYSE: JBL), today reported preliminary, unaudited financial second quarter of fiscal year 2012 net revenue of $4.2 billion. “We are continuing to see the benefits of investing in long-term solutions to drive growth in our Diversified Manufacturing Services business,” said Timothy L. Main, President and CEO of Jabil. Revenue from Diversified Manufacturing Services increased 33 percent year over year, climbing to 44 percent of total revenue in the second fiscal quarter of 2012.

“Overall, we are pleased with being able to increase revenue eight percent from our second fiscal quarter of fiscal 2011 and post a solid operating margin,” said Main. Jabil indicated its High Velocity business represented 27 percent of total revenue and its Enterprise & Infrastructure business accounted for 29 percent of the quarter’s revenue.

(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges and loss on disposal of subsidiaries. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil calculates core return on invested capital by annualizing its after-tax core operating income for its most recently-ended quarter and dividing that by a two quarter average net invested capital base. Jabil reports core operating income, core earnings, core earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income, Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Operational Highlights Fiscal Q2 2012 versus Fiscal Q2 2011

•	GAAP operating income increased 44 percent.
•	GAAP net income increased 76 percent.
•	GAAP diluted earnings per share increased 84 percent.

Quarterly Results	Q2 2012	Q2 2011
Net revenue	$4.2 billion	$3.9 billion
GAAP operating income	$150.2 million	$104.6 million
GAAP net income	$97.7 million	$55.4 million
GAAP diluted earnings per share	$0.46	$0.25
GAAP return on invested capital	21%	15%
Core operating income	$176.2 million	$168.4 million
Core earnings	$123.2 million	$118.8 million
Core diluted earnings per share	$0.58	$0.54
Core return on invested capital	25%	26%

Business Update

“Our continued focus and investment in Diversified Manufacturing Services is paying off for Jabil,” said Jabil CEO Timothy Main. “We believe Jabil’s global expertise in offering customers innovative solutions to their globally complex business needs will continue to allow us to outpace the lackluster global economic conditions in the second half of our fiscal year.” Jabil management also provided guidance for its third fiscal quarter of 2012.

	Fiscal Q3 2012 Guidance Range	Y/Y Fiscal Q3 2012 *
Net revenue	$4.2 billion - $4.4 billion	2%
Core operating income	$185 million - $205 million	10%
Core earnings per share	$0.60 to $0.70 per diluted share	12%
GAAP earnings per share	$0.49 to $0.59 per diluted share	15%

GAAP earnings per share for the third quarter of fiscal 2012 are currently estimated to include $0.02 per share for amortization of intangibles and $0.09 per share for stock-based compensation).

*	Annual growth based on mid-point of guidance.

FORWARD LOOKING STATEMENT: This news release contains forward-looking statements, including those regarding our anticipated financial results for our second quarter of fiscal year 2012; the benefits of investing in long-term solutions to drive growth in our Diversified Manufacturing Services business; the expected lackluster global economic conditions in the second half of our fiscal year; the belief that our global expertise in offering customers innovative solutions to their globally complex business needs will continue to allow us to outpace the expected lackluster conditions and our currently expected third quarter of fiscal year 2012 net revenue, core operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our second fiscal quarter of fiscal year 2012 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; the failure of our investments in long-term solutions to drive growth in our Diversified Manufacturing Services business; our inability to deliver innovative solutions to our customers’ globally complex business needs; our inability to outpace the expected lackluster economic conditions in the second half of our fiscal year despite delivering the expected innovative solutions to our customers’ globally complex business needs; unexpected, adverse seasonal impacts on demand; changes in macroeconomic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire (including, with respect to the acquisition of the Italian and French sites, potential unknown liabilities and the costs associated with addressing potential reduced business activity at these sites); risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2011, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss the second fiscal quarter 2012 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available March 20, 2012 at approximately 7:30 p.m. ET through midnight on March 27, 2012. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 58592500. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and aftermarket product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 27 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Senior Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	February 29,	August 31,
	2012 (Unaudited)	2011
ASSETS
Current assets:
Cash and cash equivalents	$707,350	$888,611
Accounts receivable, net	1,122,529	1,100,926
Inventories	2,350,842	2,227,339
Prepaid expenses and other current assets	900,476	868,892
Income taxes receivable	10,157	33,855
Deferred income taxes	21,996	15,737

Total current assets	5,113,350	5,135,360

Property, plant and equipment, net	1,658,461	1,641,335
Goodwill and intangible assets, net	222,863	125,305
Deferred income taxes	75,287	74,989
Noncurrent income tax receivable	18,209	—
Other assets	78,884	80,951

Total assets	$7,167,054	$7,057,940

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$281,602	$74,160
Accounts payable	2,723,132	2,885,168
Accrued expenses	819,209	892,391
Income taxes payable	24,943	32,987
Deferred income taxes	2,607	5,182

Total current liabilities	3,851,493	3,889,888

Notes payable and long-term debt, less current installments	1,112,475	1,112,594
Other liabilities	72,992	67,423
Income tax liability	94,712	88,451
Deferred income taxes	16,588	15,761

Total liabilities	5,148,260	5,174,117

Equity:
Jabil Circuit, Inc. stockholders’ equity:
Common stock	231	225
Additional paid-in capital	1,703,986	1,649,431
Retained earnings	617,661	441,793
Accumulated other comprehensive income	169,009	194,706
Treasury stock, at cost	(490,055)	(419,035)

Total Jabil Circuit, Inc. stockholders’ equity	2,000,832	1,867,120

Noncontrolling interests	17,962	16,703

Total equity	2,018,794	1,883,823

Total liabilities and equity	$7,167,054	$7,057,940

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 29,	February 28,	February 29,	February 28,
	2012	2011	2012	2011
Net revenue	$4,236,174	$3,928,663	$8,562,943	$8,010,844
Cost of revenue	3,914,010	3,632,263	7,900,769	7,403,853

Gross profit	322,164	296,400	662,174	606,991

Operating expenses:
Selling, general and administrative	160,811	141,807	318,634	284,256
Research and development	6,264	6,540	12,535	12,281
Amortization of intangibles	4,871	5,665	9,945	11,634
Restructuring and impairment charges	—	196	—	628
Settlement of receivables and related charges	—	13,607	—	13,607
Loss on disposal of subsidiaries	—	23,944	—	23,944

Operating income	150,218	104,641	321,060	260,641

Interest and other, net	27,953	25,885	55,599	46,997

Income before income tax	122,265	78,756	265,461	213,644

Income tax expense	24,020	23,038	53,435	50,515

Net income	98,245	55,718	212,026	163,129

Net income attributable to noncontrolling interests, net of income tax expense	547	315	1,456	1,049

Net income attributable to Jabil Circuit, Inc.	$97,698	$55,403	$210,570	$162,080

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.47	$0.26	$1.02	$0.75

Diluted	$0.46	$0.25	$1.00	$0.74

Weighted average shares outstanding:
Basic	207,287	215,170	206,337	214,781

Diluted	212,148	221,022	211,410	219,469

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six months ended
	February 29, 2012	February 28, 2011
Cash flows from operating activities:
Net income	$212,026	$163,129
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	173,734	151,874
Recognition of stock-based compensation expense	39,734	39,801
Settlement of receivables and related charges	—	12,673
Loss on disposal of subsidiaries	—	23,944
Other, net	(7,661)	(208)
Changes in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(1,024)	178,311
Inventories	(119,816)	(104,299)
Prepaid expenses and other current assets	(31,761)	(14,590)
Other assets	(1,719)	(10,723)
Accounts payable and accrued expenses	(259,021)	(84,673)
Income taxes payable	736	12,366

Net cash provided by operating activities	5,228	367,605

Cash flows from investing activities:
Cash paid for business and intangible asset acquisitions, net of cash acquired	(128,462)	3,985
Acquisition of property, plant and equipment	(180,506)	(207,347)
Proceeds from sale of property, plant and equipment	9,666	9,817
Proceeds from disposal of available for sale investments	—	5,800
Cost of receivables acquired, net of cash collections	497	(33,247)

Net cash (used in) investing activities	(298,805)	(220,992)

Cash flows from financing activities:
Borrowings under debt agreements	4,633,328	4,178,028
Payments towards debt agreements	(4,425,749)	(4,128,667)
Treasury stock repurchases	(39,964)	—
Dividends paid to stockholders	(32,148)	(30,214)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	14,403	14,794
Treasury stock minimum tax withholding related to vesting of restricted stock	(31,056)	(9,722)
Debt issuance costs	—	(14,547)
Excess tax benefit related to stock awards	750	72

Net cash provided by financing activities	119,564	9,744

Effect of exchange rate changes on cash and cash equivalents	(7,248)	1,631

Net (decrease) increase in cash and cash equivalents	(181,261)	157,988
Cash and cash equivalents at beginning of period	888,611	744,329

Cash and cash equivalents at end of period	$707,350	$902,317

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 29,	February 28,	February 29,	February 28,
	2012	2011	2012	2011
Operating income (GAAP)	$150,218	$104,641	$321,060	$260,641
Amortization of intangibles	4,871	5,665	9,945	11,634
Stock-based compensation and related charges	21,069	20,301	39,734	39,801
Restructuring and impairment charges	—	196	—	628
Loss on disposal of business	—	23,944	—	23,944
Settlement of receivables and related charges	—	13,607	—	13,607

Core operating income (Non-GAAP)	$176,158	$168,354	$370,739	$350,255

Net income attributable to Jabil Circuit, Inc. (GAAP)	$97,698	$55,403	$210,570	$162,080
Amortization of intangibles, net of tax	4,858	5,653	9,919	11,611
Stock-based compensation and related charges, net of tax	20,595	20,006	38,864	39,011
Restructuring and impairment charges, net of tax	—	196	—	628
Loss on disposal of business, net of tax	—	23,944	—	23,944
Settlement of receivables and related charges, net of tax	—	13,607	—	13,607

Core earnings (Non-GAAP)	$123,151	$118,809	$259,353	$250,881

Earnings per share: (GAAP)
Basic	$0.47	$0.26	$1.02	$0.75

Diluted	$0.46	$0.25	$1.00	$0.74

Core earnings per share: (Non-GAAP)
Basic	$0.59	$0.55	$1.26	$1.17

Diluted	$0.58	$0.54	$1.23	$1.14

Weighted average shares outstanding used in the calculations of earnings per share (GAAP and Non-GAAP):
Basic	207,287	215,170	206,337	214,781

Diluted	212,148	221,022	211,410	219,469

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL AND

CORE RETURN ON INVESTED CAPITAL

The Company calculates (1) “Return on Invested Capital” by annualizing its “after-tax GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) “Core Return on Invested Capital” by annualizing its “after-tax non-GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base.”

The Company calculates: (1) its “after-tax GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its GAAP operating income and (2) its “after-tax non-GAAP core operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its non-GAAP core operating income. See elsewhere in this earnings release for a reconciliation of the Company’s non-GAAP core operating income to its GAAP operating income.

The Company calculates “net invested capital asset base” as the sum of the averages (the calculation of which are explained below) of (1) its stockholders’ equity, (2) the non-current portion of its notes payable and long term debt and (3) the current portion of its notes payable and long term debt, less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-GAAP core operating income”:

Three months ended February 29, 2012
Numerator:
Operating income (GAAP)	$150,218
Tax effect (1)	(24,340)

After-tax operating income	125,878
x4

Annualized after-tax operating income	$503,512

Core Operating Income (Non-GAAP)	$176,158
Tax effect (2)	(24,777)

After-tax core operating income	151,381
x4

Annualized after-tax core operating income	$605,524

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity (3)	$1,949,666
Average notes payable and long-term debt, less current installments (3)	1,112,501
Average current installments of notes payable and long-term debt (3)	182,731
Average cash and cash equivalents (3)	(784,627)

Net invested capital asset base	$2,460,271

Return on Invested Capital (GAAP)	20.5%
Adjustments noted above	4.1%
Core Return on Invested Capital (Non-GAAP)	24.6%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.